Exhibit 5.1

Darren K. DeStefano
+1: 703 456 8034
ddestefano@cooley.com

May 15, 2023

Senseonics Holdings, Inc.

20451 Seneca Meadows Parkway

Germantown, Maryland 20876

Ladies and Gentlemen:

We have acted as counsel to Senseonics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, covering the registration for resale of up to 86,892,237 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which consist of (i) 15,425,750 shares (the “Purchase Warrant Shares”) of Common Stock issuable upon the exercise of a warrant, held by the person identified in the Registration Statement as the selling stockholder (the “Selling Stockholder”); (ii) 68,524,311 shares (the “Exchange Warrant Shares”) of Common Stock issuable upon the exercise of a warrant, held by the Selling Stockholder; and (iii) 2,941,176 shares (the “Outstanding Shares”) of Common Stock issued to the Selling Stockholder. The Purchase Warrant Shares were issued by the Company pursuant to that certain Securities Purchase Agreement, dated March 13, 2023, by and between the Selling Stockholder and the Company (the “Securities Purchase Agreement”). The Exchange Warrant Shares were issued by the Company pursuant to that certain Exchange Agreement, dated March 13, 2023, by and between the Selling Stockholder and the Company (the “Exchange Agreement”). The Outstanding Shares were issued by the Company pursuant to that certain Note Purchase Agreement, dated August 9, 2020, by and among Alter Domus (US) LLC, as collateral agent, the Selling Stockholder, the Company, and Senseonics Incorporated (together with the Securities Purchase Agreement and the Exchange Agreement, the “Purchase Agreements”). The Purchase Warrant Shares and the Exchange Warrant Shares are referred to herein collectively as the “Warrant Shares” and the warrants pursuant to which the Warrant Shares may be issued are referred to collectively as the “Warrants”.

In connection with this opinion, we have examined and relied upon the Registration Statement, the prospectus included in the Registration Statement, the Company’s certificate of incorporation and bylaws, each as currently in effect, the Purchase Agreements and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

Senseonics Holdings, Inc.
May 15, 2023
Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Warrant Shares, when issued against payment therefore as provided in the applicable Warrant, will be validly issued, fully paid and nonassessable, and (ii) the Outstanding Shares are validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of Commission thereunder.

Sincerely,

Cooley LLP

By:	/s/ Darren K. DeStefano
Darren K. DeStefano

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM